SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934.
                            (Amendment No.  )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c) (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                             CADIZ INC.
                (Name of Registrant as Specified in Its Charter)
      ---------------------------------------------------------------
Payment of Filing Fee (check the appropriate box):
   Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
     0-11.
     1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------
     5)  Total fee paid:
         ------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                                 CADIZ INC.

                       ------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held May 14, 2001



To the Stockholders of Cadiz Inc.:

   The Annual Meeting of Stockholders of Cadiz Inc., a Delaware corporation (the "Company"), will be held at the Fairmont Miramar Hotel located at 101 Wilshire Boulevard, Catalina Bungalow, Santa Monica, California, on Monday, May 14, 2001, at 9:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1)The election of six members of the Board of Directors, each to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2)Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 2001; and

(3)The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   The subject matter of each of the above proposals is described within the Proxy Statement.

   The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

   In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy.

   Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                              By Order of the Board of Directors

                              Stanley E. Speer
                              Secretary

Santa Monica, California
April 9, 2001







                                 CADIZ INC.
                 ANNUAL MEETING OF STOCKHOLDERS


                       TABLE OF CONTENTS



                                                           Page
                                                           ----

PROXY STATEMENT INTRODUCTION. . . . . . . . . . . . . . . . .1

BENEFICIAL OWNERSHIP OF SECURITIES. . . . . . . . . . . . . .2

PROPOSAL 1:
   Election of Directors. . . . . . . . . . . . . . . . . . 4

PROPOSAL 2:
   Approval of Independent Auditors. . . . . . . . . . . . .15

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . 15

STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . 15

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . .15


                                 CADIZ INC.
                     100 Wilshire Boulevard, Suite 1600
                       Santa Monica, California 90401

                               PROXY STATEMENT
                                     for
                       ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held May 14, 2001

To Our Stockholders:

   Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Monday, May 14, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   The Company's Annual Report on Form 10-K for the year ended December 31, 2000, including audited financial statements, is being mailed to you with this Proxy Statement on or about April 13, 2001.

   We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and return your proxy promptly in the postage paid return envelope provided. You may revoke your proxy at any time prior to its exercise at the meeting by notice to the Company's Secretary, and, if you attend the meeting, you may vote your shares in person. You may also revoke your proxy by returning a duly executed proxy reflecting a later date. Your proxy, if not revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein.

   Only holders of record of the Company's Common Stock at the close of business on March 23, 2001 will be entitled to vote at the meeting. At the close of business on March 23, 2001, there were 35,709,924 shares of Common Stock of the Company outstanding, with each share of Common Stock being entitled to one vote on each matter to be voted upon. There is no right to cumulate votes as to any matter.

   The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal
1). An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for approval of Proposal 2. For purposes of determining whether a matter has received a majority vote either of all outstanding shares or shares present or represented by proxy, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote on Proposals 1 and 2.

   Stockholders of the Company will not have appraisal rights with respect to any of the Proposals to be voted upon at the Annual Meeting.

   The Company has been advised by its directors and officers that they intend to vote the 1,191,182 outstanding shares of Common Stock which they hold or control, representing 3.34% of the total shares outstanding as of the record date, in favor of the Proposals presented in this Proxy Statement. See "Beneficial Ownership of Securities."

   The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                     BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth, as of March 23, 2001, the ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, by each director, by each executive officer listed in the Summary Compensation Table below, and by all directors and executive officers as a group excluding, in each case, rights under options or warrants not exercisable within 60 days. All persons named have sole voting power and investment power over their shares except as otherwise noted.

                              Amount and Nature of     Percent
      Name and Address        Beneficial Ownership    of Class
 ---------------------         ------------------     ---------
 Fidelity International           3,599,667(1)         10.08%
 Limited, et. al.
 Pembroke Hall
 42 Crow Lane
 Hamilton, Bermuda

 Capital Research &               2,232,000(2)          6.25%
 Management Company
 333 South Hope Street
 Los Angeles, CA 90071

 Kern Capital Management,         2,141,000(3)          6.00%
 LLC
 114 West 47th Street,
 Suite 1926
 New York, NY 10036

 Lone Star Securities             2,053,220(4)          5.75%
 Fund, L.L.C.
 540 Madison Avenue,
 32nd Floor
 New York, NY 10022

 Morgan Stanley Dean              2,003,006(5)          5.61%
 Witter & Co.
 1585 Broadway
 New York, NY 10036

 Gilder Gagnon Howe &             1,812,800(6)          5.08%
 Co., LLC.
 1775 Broadway, 26th Floor
 New York, NY 10019

 Keith Brackpool                  1,790,682(7)          4.91%
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Timothy J. Shaheen                486,250(8)           1.34%
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Dwight Makins                     447,750(9)           1.24%
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Anthony L. Coelho                 47,250(10)             *
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Murray H. Hutchison               47,250(11)             *
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Mitt Parker                       72,750(12)             *
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 Stanley E. Speer                 331,250(13)             *
 c/o 100 Wilshire
 Boulevard, Suite 1600
 Santa Monica, CA 90401

 All Directors and Officers       3,223,182(7)          8.54%
 as a Group (7 individuals)        (8)(9)(10)
                                  (11)(12)(13)


________________________________
     * Represents less than 1% of the outstanding shares of Common Stock of the Company as of March 23, 2001.

     (1) Based upon information obtained from Fidelity International Limited ("FIL"), FIL beneficially owns, as an investment advisor which provides investment advisory and management services to a number of non-U.S. investment companies or investment trusts and certain institutional investors, 3,599,667 shares of Common Stock and such funds and accounts and FIL, as investment advisor to the funds and accounts, has sole voting and dispositive power as to all such shares. The principal office of FIL is located at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The principal offices of Fidelity are located at 82 Devonshire Street, Boston, Massachusetts 02109.

      (2) Capital Research and Management Company ("Capital Research") filed a Schedule 13G with the Securities and Exchange Commission indicating that it is the beneficial owner of 2,232,000 shares of Common Stock, arising from the beneficial ownership of such shares by SMALLCAP World Fund, Inc. ("SmallCap"), an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The principal offices of Capital Research and SmallCap are located at 333 South Hope Street, Los Angeles, California 90071. According to the Schedule 13G, all such shares are held by SmallCap in its capacity as an investment company, and are beneficially held by Capital Research in its capacity as an investment advisor. The
          Schedule 13G indicates that Capital Research does not have investment power or voting power over any of the shares and beneficial ownership is disclaimed pursuant to Rule 13d-4.

     (3) Based upon a Schedule 13G filed with the Securities and Exchange Commission and information obtained from Kern Capital Management, LLC ("Kern"), Kern beneficially owns 2,141,000 shares of Common Stock with shared voting and dispositive power as to all such shares. The principal office of Kern is 114 West 47th Street, Suite 1926, New York, NY 10036.

     (4) Based upon information obtained from Lone Star Securities Fund, L.L.C., a Delaware limited liability company ("LS Securities"), LS Securities and Hudson Advisors, L.L.C., a Texas limited liability company ("Hudson") beneficially own an aggregate of 2,053,220 shares of Common Stock. LS Securities is principally engaged in the business of investment in public and private debt, equity and derivative securities. Hudson is the investment manager of LS Securities. The principal office of LS Securities and Hudson is 600 North Pearl Street, Suite 1550, Dallas, Texas 75201.

     (5)  Morgan Stanley Dean Witter & Co. ("Morgan Stanley") filed a
          Schedule 13G with the Securities and Exchange Commission indicating it is the indirect beneficial owner of 2,003,006 shares of Common Stock, arising from the indirect beneficial ownership of such shares by Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM"), a subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of MSDWIM is 25 Cabot Square, Canary Wharf, London E14 4QA, England. According to the Schedule 13G, accounts managed on a discretionary basis by MSDWIM hold 1,998,499 shares and are known to have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of such securities. The Schedule 13G indicates that no such account holds more than 5% of the class.

     (6) Gilder Gagnon Howe & Co. LLC ("Gilder Gagnon") filed a Schedule 13G with the Securities and Exchange Commission indicating that it is the beneficial owner of 1,812,800 shares of Common Stock, which shares include 1,759,125 shares held in customer accounts over which members and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition, 115,900 shares held in accounts owned by the members of Gilder Gagnon and their families, and 51,100 shares held in the account of the profit-sharing plan of Gilder Gagnon (the "Profit-Sharing Plan"). The
          Schedule 13G indicates that the owners of the accounts (including the Profit-Sharing Plan) in which the shares reported on the
          Schedule 13G are held have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. The principal office of Gilder Gagnon is located at 1775 Broadway, 26th Floor, New York, NY 10019.

     (7) Includes 750,000 shares underlying presently exercisable options and 42,000 shares owned by a foundation of which Mr. Brackpool is a trustee, but in which Mr. Brackpool has no economic interest. Mr. Brackpool disclaims any beneficial ownership of these 42,000 shares. Does not include 55,789 deferred stock units that are not yet vested.

     (8) Includes 475,000 shares underlying presently exercisable options. Does not include 29,511 deferred stock units that are not yet vested.

     (9)  Includes 122,750 shares underlying presently exercisable options.

     (10)Includes 47,750 shares underlying presently exercisable options.

     (11) Includes 47,750 shares underlying presently exercisable options.

     (12) Includes 72,750 shares underlying presently exercisable options.

      (13) Includes 325,000 shares underlying presently exercisable options. Does not include 26,062 deferred stock units that are not yet vested.

                           PROPOSAL 1

                     ELECTION OF DIRECTORS

     The Board of Directors has nominated the six persons listed below for election at the Annual Meeting to serve as directors for a term expiring at the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Each nominee currently serves as a director and has agreed to serve as such for another term if elected.

     Proxies will be voted for the election of the six nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years of each director and executive officer, including Board nominees:

Nominees for Director:

           Name             Age  Position with the Company
          -----             ---  --------------------------

        Dwight W. Makins     50       Chairman of the Board

        Keith Brackpool      43       President, Chief Executive Officer
                                        and Director

        Anthony L. Coelho    58       Director

        Murray H. Hutchison  62       Director

        Mitt Parker          51       Director

        Timothy J. Shaheen   41       Director of the Company and
                                     President, Chief Executive Officer
                                     of Sun World International, Inc.
Executive Officer:

       Name                Age       Position with the Company
       ----                ---       ---------------------------

        Stanley E. Speer     40       Chief Financial Officer and
                                      Corporate Secretary of the Company
                                      and Sun World International, Inc.


     Dwight W. Makins was elected as Chairman of the Board in December 1991. Mr. Makins is self-employed and serves as a director of Just Ice Ltd. (UK) and several other British companies. Mr. Makins served as Chairman of Greenway Holdings plc, a British waste oil recycling company until April 2000. Prior to a change in ownership, which occurred in January 1997, Mr. Makins was a director of King and Shaxson (Holdings) plc, a British bank and discount house. Prior to July 1988, he was managing director of John Govett & Co. Ltd. Mr. Makins is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. Mr. Makins will be stepping down from his position as Chairman of the Board effective May 14, 2001, but will remain as a Director of the Company.

     Keith Brackpool is a founder of the Company, has served as a member of the Company's Board of Directors since September 1986, and has served as President and Chief Executive Officer of the Company since December 1991. Mr. Brackpool will assume the role of Chairman of the Board of the Company effective May 14, 2001.

     Anthony L. Coelho was appointed a director of the Company in March 1999. Mr. Coelho served as General Chairman of the Gore Campaign 2000 until June 15, 2000. Mr. Coelho was first elected to the U.S. House of Representatives in 1978 and served as the first-ever elected Majority Whip from 1987 to 1989. Representing California's Central Valley, Mr. Coelho served in senior positions on the Agriculture, Interior and Administration Committees with his legislative focus on agriculture and water issues. After leaving Congress, Mr. Coelho served as Managing Director of Wertheim Schroder Inc, an investment banking firm from 1989 to 1995 and from 1990 to 1995 he served as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. In 1994, President Clinton appointed him Chairman of the President's Committee on Employment of People with Disabilities. Mr. Coelho currently is self-employed and serves as a director of Cyberonics, Inc., Service Corporation International, Kistler Aerospace Corporation, Mangosoft, Inc., and as a director of several other non-publicly traded and not-for-profit companies.

     Murray H. Hutchison was appointed a director of the Company in June 1997. Since his retirement in 1996 from International Technology Corporation ("ITC"), Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of ITC, a diversified environmental management company traded on the New York Stock Exchange. Mr. Hutchison currently serves as a director of Jack in the Box, Inc., which is traded on the New York Stock Exchange. Additionally, Mr. Hutchison serves as Chairman of Huntington Hotel Corporation and as a director of several other non-publicly traded U.S. companies. Mr. Hutchison serves as Chairman of the Compensation Committee and is a member of the Audit Committee of the Board of Directors.

     Mitt Parker was appointed a director of the Company in February 1998. Mr. Parker has been involved in the produce industry for 30 years. Mr. Parker retired from his position as Senior Vice President of Sysco and Chairman and Chief Executive Officer of FreshPoint, Inc. in January 2001. FreshPoint owns 28 individual produce companies operating in major markets throughout the U.S. and in the Canadian Provinces of British Columbia and Alberta and was acquired by Sysco in 2000. From 1994 until its acquisition by FreshPoint, Mr. Parker served as South Atlantic Regional Vice President of Albert Fisher Group, PLC. Prior to 1994, Mr. Parker served as President and Chief Executive Officer of Mitt Parker Company, Inc., a wholesale produce distribution company which was acquired by Albert Fisher Group, PLC. Mr. Parker is a member of the Compensation Committee of the Board of Directors.

     Timothy J. Shaheen was appointed a director of the Company in March 1999. Mr. Shaheen has served as the Chief Executive Officer and director of the Company's Sun World International, Inc. ("Sun World") subsidiary since September 1996. Mr. Shaheen also serves as a director of The United Fresh Fruit and Vegetable Association, a national trade organization, which represents interests of fruit and vegetable producers and distributors. He is also active on several industry advisory committees. Mr. Shaheen has fifteen years of experience in the produce industry, most recently serving as a senior executive with Albert Fisher North America. While with Albert Fisher, Mr. Shaheen also served as director of its Canadian produce operations and as a director of Fresh Western Marketing, one of the largest growers/shippers of fresh vegetables in the Salinas Valley of California. Mr. Shaheen has also served as a past director of the Los Angeles Association of Produce Wholesalers and Dealers. Prior to his employment with Albert Fisher, Mr. Shaheen was a senior manager with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a Certified Public Accountant.

     Stanley E. Speer joined the Company in September 1996, following completion of the acquisition by the Company of Sun World, as Senior Vice President, Chief Financial Officer and Secretary of Sun World. In July 1997, Mr. Speer was appointed Chief Financial Officer of the Company and relinquished his position as Secretary of Sun World. In April 1998, Mr. Speer became Secretary of both the Company and Sun World. Prior to joining Sun World, Mr. Speer had fifteen years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. From 1992 until September 1996, Mr. Speer served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

     Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of the Company. Officers serve at the discretion of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("reporting persons"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to the Company by reporting persons during, and with respect to, its fiscal year ended December 31, 2000, and on a review of written representations from reporting persons to the Company that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent beneficial owners during such period were satisfied in a timely manner.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2000, the Board of Directors held four formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. Each current director attended all the meetings of the Board and all the meetings of the Board committees of which each was a member during his term.

     The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee. Messrs. Makins, as Chairman, Coelho and Hutchison serve on the Audit Committee, the purpose of which is to oversee preparation of the Company's financial statements. The Audit Committee met two times during the year ended December 31, 2000. Messrs. Hutchison, as Chairman, Makins and Parker serve on the Compensation Committee, the purpose of which is to establish salary and bonus compensation levels for the Company's executive officers. The Compensation Committee met three times during the year ended December 31, 2000.

EMPLOYMENT ARRANGEMENTS

     Mr. Brackpool is compensated pursuant to an Employment Agreement effective as of February 1, 1998. Under the terms of this Agreement, which automatically renews annually unless terminated by either party, Mr. Brackpool receives base compensation of $500,000 per annum. Mr. Brackpool may also receive an annual incentive based bonus, not to exceed 120% of his base compensation, subject to the satisfaction of certain performance criteria which are either tied to the performance of the Company or are subject to the discretion of the Board of Directors. Under the Employment Agreement, Mr. Brackpool also serves as the Chairman of Sun World. A portion of Mr. Brackpool's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. Mr. Brackpool also receives the use of an automobile leased by the Company and life and disability insurance benefits funded by the Company. The Agreement provides that, in the event of a change in control of the Company, any theretofore unsatisfied conditions to the vesting of any stock options held by Mr. Brackpool or to the issuance of shares of the Company's stock pursuant to stock bonus plans to which Mr. Brackpool is a party, shall be deemed immediately satisfied. In the event of a material change or reduction in Mr. Brackpool's responsibilities, he will be entitled to terminate the Agreement and continue to receive base compensation for the remainder of the term of the Agreement. Mr. Brackpool will also be entitled to continue to receive base salary and a deemed bonus equal to 60% of base salary in the event of any other termination of the Agreement by the Company other than for cause.

     Mr. Shaheen has been engaged by the Company to act as the Chief Executive Officer of Sun World. In this capacity, Mr. Shaheen receives compensation from Sun World at an annual rate of $300,000. Mr. Shaheen is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of Sun World. Mr. Shaheen also receives the use of an automobile leased by the Company.

     Mr. Speer has been engaged by the Company to act as the Chief Financial Officer of both the Company and Sun World. In this capacity, Mr. Speer receives compensation at an annual rate of $260,000. A portion of Mr. Speer's compensation may be paid by Sun World or other subsidiaries of the Company as determined periodically by the Company. Mr. Speer is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of the Company. Mr. Speer also receives the use of an automobile leased by the Company.

COMPENSATION OF DIRECTORS

     Mr. Makins received cash compensation for his services as Chairman pursuant to a Compensation Agreement effective April 2, 1993, which provided for base compensation of $75,000 per year, payable quarterly in advance, plus payment for certain additional services which may be performed on behalf of the Company, consisting primarily of financial advisory and general business consulting services. During the year ended December 31, 2000, Mr. Makins received total cash compensation of $75,000 pursuant to this Compensation Agreement. In addition, Mr. Makins receives cash compensation for his services as a director of the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Brackpool and Mr. Shaheen do not receive any additional compensation for serving as directors of the Company or of Sun World.

     Mr. Coelho receives cash compensation for his services as director of the Company in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Hutchison receives cash compensation for his services as a director of the Company in the amount of $25,000 per year, payable quarterly in advance.

     Mr. Parker receives cash compensation for his services as a director of the Company and the Company's Sun World subsidiary in the amount of $25,000 per year, payable quarterly in advance.

     During February 2001, Messrs. Makins, Coelho, Hutchison and Parker each received options to purchase 12,250 shares of the Company's Common Stock as additional compensation.

EXECUTIVE COMPENSATION

     The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to the Company's chief executive officer and other executive officers during the years ended December 31, 2000, 1999, and 1998.

SUMMARY COMPENSATION TABLE

                                               Other Long-Term
Name and                        Annual       Compensation Awards    All
Principal        Fiscal     Compensation(2)   Stock      Stock     Other
Position      Year(1)      Salary   Bonus(3) Awards(4)  Options Compensation
---------------------------------------------------------------------------


Keith
Brackpool      12/31/00  $500,000  $150,000  $150,000       -0-       -0-
President and
Chief
Executive      12/31/99  500,000   275,000   250,000    500,000(5)    -0-
Officer        12/31/98  500,000   300,000       -0-        -0-   50,000(6)

Timothy J.
Shaheen        12/31/00  300,000    75,000    75,000        -0-       -0-
Chief Executive
Officer of Sun
World          12/31/99  270,000   135,000   135,000        -0-      -0-
               12/31/98  270,000   35,000        -0-     75,000(7)  50,000(6)

Stanley E.
Speer          12/31/00  260,000    65,000    65,000        -0-       -0-
Chief Financial
Officer        12/31/99  240,000   120,000   120,000        -0-       -0-
               12/31/98  240,000   35,000        -0-    125,000(8) 50,000(6)
--------------------------


   (1)The information presented in this table is for the years ended December 31, 2000, December 31, 1999, and December 31, 1998. The executive officers for which compensation has been disclosed for the year ended December 31, 2000, constituted all of the Company's executive officers as of December 31, 2000.

   (2)No column for "Other Annual Compensation" has been included to show compensation not properly categorized as salary or bonus, which consisted entirely during each fiscal year of perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of either $50,000 or ten percent of the total of annual salary and bonus reported for each of the above named executive officers for each fiscal year. See "Employment Arrangements."

   (3)Bonuses are paid in February for the preceding calendar year.

   (4)Deferred stock units, subject to vesting, were granted to Messrs. Brackpool, Shaheen and Speer in February 2001 and May 2000, as part of their respective bonuses for the preceding calendar year. These deferred stock units shall vest three years from the date of issuance. The total number and value of deferred stock units outstanding at December 31, 2000 (based upon the Nasdaq Stock Market(R) closing sales price per share) for Messrs. Brackpool, Shaheen and Speer was as follows:
                                 Units
              Name            Outstanding       Value
              ----            ------------     --------

              Brackpool          40,404      $ 361,111
              Shaheen            21,819        195,007
              Speer              19,395        173,343

      (5)In January 1999, Mr. Brackpool was granted 500,000 options, vesting in July 1999, based upon meeting certain milestones in the fulfillment of the company's water resources business plan.

      (6)In February 1999, the Company awarded 6,250 shares of stock each to Messrs. Brackpool, Shaheen and Speer, totaling 18,750 shares, as part of a performance-based bonus with respect to the year ended December 31, 1998. The value of the shares is calculated based on the fair market value of $8.00 on the date the shares were awarded.

      (7)In February 1999, Mr. Shaheen was granted 75,000 options, vesting in August 1999, as part of a performance-based bonus with respect to the year ended December 31, 1998.

      (8) 50,000 options were granted to Mr. Speer during the fiscal year ended December 31, 1998, which vested in February 2001. In addition, in February 1999, Mr. Speer was granted 75,000 options, vesting in August 1999, as part of a performance-based bonus with respect to the year ended December 31, 1998.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                           Number of      Value of
                                           Unexercised    Unexercised
                    Shares                 Options at     Options at
                   Acquired                FY-End (#)     FY-End (#)
                      on         Value     Exercisable/   Exercisable/
Name             Exercise (#) Realized ($) Unexercisable  Unexercisable(1)
-----------------------------------------------------------------------

Keith Brackpool     -0-          -0-       750,000/-0-    $1,921,875/-0-

Timothy J. Shaheen  -0-          -0-       475,000/-0-    $1,845,313/-0-

Stanley E. Speer    -0-          -0-       275,000/50,000 $ 957,813/$34,375


   (1) Based upon the Nasdaq Stock Market(R) closing sales price per share at December 31, 2000.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the Company's year ended December 31, 2000, all decisions concerning executive officer compensation were made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee were Messrs. Hutchison (Chairman), Makins and Parker all of whom are non-employee directors. Mr. Makins serves as Chairman of the Board. See "Directors and Executive Officers."

 BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has formed a Compensation Committee (the "Committee") which is responsible for reviewing and establishing the compensation payable to the Company's executive officers, including the President and Chief Executive Officer. For executive officers other than the President and Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of the President and Chief Executive Officer.

     The Committee has furnished the following report on executive compensation: <F1>

               Prior to the Sun World acquisition, the Company's business plan was designed to promote the maximization of the long-term value of the Company's properties which was primarily focused on the development of its existing properties in addition to expansion of its property portfolio. Therefore, for compensation purposes, the Committee did not believe that overall Company performance was able to be measured as a function of profits or losses, as the Company held its assets for long-term maximization of values and was not receiving significant revenues from operations. Rather, the Company's overall performance during any period was more appropriately measured through a subjective evaluation of the progress made by the Company during such period toward the achievement of its long range business goals, taking into account the general economic climate. As such, the Committee established that compensation to the Company's executive officers was designed to encourage and reward management's efforts, which promoted the fulfillment of the Company's business plan and positioned the Company for long-term growth. While the Company will continue to seek to pursue opportunities synergistic with its water and agricultural resources, the Company's business strategy is currently aligned with meeting specific operating performance objectives. Therefore, the Committee has formulated compensation programs for its executive officers that not only seek to maximize the long-term value of the Company's properties, but also to enhance corporate performance and thus shareholder value, by aligning the financial interest of its executive officers with those of its shareholders. Such a compensation program will help to achieve the Company's business and financial objectives and will also provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace. To this end, the Company has developed a compensation program with three primary components: base salary, performance-based cash awards and long-term incentives.

[FN]

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

               BASE SALARY. An effort is made to establish base salary levels for all executive officers so as to be competitive with the salaries of executives of other companies with similarly sized asset portfolios and to ensure the continued services of key individuals. See "Employment Arrangements" for terms of all agreements regarding executive compensation. No specific or set formula has been used to tie base salary levels to precise measurable factors. Adjustments to an executive officer's base salary, once established, can be made at the discretion of the Compensation Committee, based upon such factors as position and responsibility, salary history and cost of living increases.

               Where applicable, the Committee may also consider the past performance of the officer, both in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

               PERFORMANCE-BASED CASH AWARDS. The Committee believes that incentives should be offered to executives, which are related to improvements in Company performance that yield increased value for stockholders. Although the Committee relies primarily upon the grant of incentive stock options or other stock awards to reward executive performance (see "Long-Term Incentives," below), under certain circumstances, the Committee will utilize performance-based cash awards from time to time to provide additional incentives.

               As President and Chief Executive Officer of the Company, Mr. Brackpool is charged with the overall responsibility for the performance of the Company, as well as Sun World. In 1997, the Committee retained the services of Towers Perrin, a prominent independent compensation consulting firm, to assist in designing an overall compensation program for Mr. Brackpool. This compensation program, which is reflected in a written employment agreement effective as of February 1, 1998 (see "Employment Arrangements," above), includes, in addition to base salary, an incentive bonus compensation component. The incentive compensation component, which may not exceed 120% of Mr. Brackpool's base salary in any year, is determined on the basis of three sets of criteria, including, first, the meeting of yearly operating objectives (such as earnings before interest, taxes, depreciation and amortization (EBITDA)); second, the meeting of yearly goals regarding the fulfillment of the Company's water resource business plan; and third, the subjective evaluation by the Committee of Mr. Brackpool's performance during the year. Up to 50% of any year's incentive compensation is payable, at the discretion of the Board, in the form of Common Stock. With respect to the year ended December 31, 2000, the application of these criteria resulted in a grant to Mr. Brackpool, in February 2000, of a performance-based bonus equal to 60% of Mr. Brackpool's base salary of $500,000. $150,000 of this bonus is payable in cash and the remainder in the form of deferred stock units exchangeable for the Company's Common Stock, which vest in three years.

               The Committee has designed a compensation program for Messrs. Shaheen and Speer and other Company senior management, which provides for incentives based upon meeting specific operating objectives such as EBITDA.
          In addition, executives may receive cash awards purely at the discretion of the Committee (see "Employment Arrangements" above.) With respect to the year ended December 31, 2000, Messrs. Shaheen and Speer each received a performance-based bonus equal to 50% of base salary. Fifty percent (50%) of this bonus is payable in cash and 50% is payable in the form of deferred stock units exchangeable for the Company's Common Stock, which vest in three years.

               LONG-TERM INCENTIVES. The primary form of incentive compensation offered by the Company to executives consists of long-term incentives in the form of stock options or other stock awards. This form of compensation is intended to help retain executives and motivate them to improve the Company's long-term performance and hence long-term stock market performance. Stock options and other stock awards are granted at the prevailing market value and will only have added value if the Company's stock price increases.

               The Committee views the grant of stock options as both a reward for past performance and an incentive for future performance. Stock options or other stock awards granted by the Company may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals. Where performance is not readily measurable, the vesting of performance based options or other stock awards may be dependent upon the satisfaction of subjective performance criteria.

               Options granted by the Company during the last three fiscal years, whether vesting immediately or contingently, are exercisable for a period of five to seven years from grant. The Committee anticipates that options or stock awards may again be granted in the future in order to provide executives with additional long-term incentives. Such options and stock awards may be granted pursuant to the Company's 1996 Stock Option Plan or the 2000 Stock Award Plan.

          DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE
          UNDER FEDERAL TAX LAWS

               The Committee has considered the impact of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m). Section 162(m) limits to $1 million the Company's deduction for compensation paid to each executive officer of the Company, which does not qualify as "performance based."

               While the Company expects that this provision will not limit its tax deductions for executive compensation in the near term, the Company's 1996 Stock Option Plan (the "Plan")?enables the Company to comply, to the extent deemed advisable, with the requirements of
          Section 162(m) for performance based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to awards made under the Plan. However, any shares of stock issued to executives under the Company's 2000 Stock Award Plan will not qualify as performance-based compensation and, therefore, will be counted in determining whether the $1 million limit has been reached.

          CONCLUSION

               Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate performance. The Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interest of executives with those of Company stockholders.

                               THE COMPENSATION COMMITTEE

                               Murray H. Hutchison, Chairman
                               Dwight W. Makins
                               Mitt Parker

                     REPORT OF THE AUDIT COMMITTEE <F2>

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board, Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "A" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                   AUDIT COMMITTEE

                                   Dwight Makins
                                   Anthony Coelho
                                   Murray Hutchison
[FN]

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.


STOCK PRICE PERFORMANCE

     The stock price performance graph below compares the cumulative total return of the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Russell 2000(R) index for the past five fiscal years. The graph indicates a measurement point of March 29, 1996 and assumes a $100 investment on such date in the Company's Common Stock, the Nasdaq U.
S. and the Russell 2000(R) indices. With respect to the payment of dividends, the Company has not paid any dividends on its Common Stock, but the Nasdaq U. S. and the Russell 2000(R) indices assume that all dividends were reinvested. The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.


STOCK PERFORMANCE GRAPH
(Performance Graph appears here)

Company and
Indices        3/29/96   12/31/96 12/31/97 12/31/98 12/31/99 12/29/00
-----------    -------   -------- -------- -------- -------- --------

CLCI Stock
 Price          100.000  116.715   192.643 171.541   213.723   201.069

Nasdaq US
 Index          100.000  159.606   195.569 275.582   497.868   308.334

Russell
 2000(R)        100.000  139.054   167.588 161.813   193.561   185.424


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     There were no transactions required to be reported pursuant to this section.

                                 PROPOSAL 2

                      APPROVAL OF INDEPENDENT AUDITORS

   The Board of Directors is recommending the ratification of its selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the 2001 fiscal year. Although ratification of the choice of auditors is not required, the Board believes such ratification to be in the best interests of the Company. In the event such approval of stockholders is not received, the Board will select another firm to audit the Company's financial statements. PricewaterhouseCoopers LLP has advised the Company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors. A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the Annual Meeting, and will be given the opportunity to make a statement if desired.

   Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000 were:

   AUDIT FEES: During the Company's fiscal year ended December 31, 2000, audit fees billed to the Company by PricewaterhouseCoopers LLP for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $176,000.

   FINANCIAL INFORMATION SYSTEMS DESIGN & IMPLEMENTATION FEES: During the fiscal year ended December 31, 2000, the Company did not engage
PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation.

     ALL OTHER FEES:   Fees billed to the Company by PricewaterhouseCoopers
LLP during the fiscal year ended December 31, 2000 for all other non-audit services rendered to the Company, including tax related services totaled $28,756.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                          OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                      STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present resolutions to be included in the proxy statement for the Company's next Annual Meeting (for the fiscal year ending December 31, 2001) must file such resolutions with the Company not later than November 30, 2001.


                      ADDITIONAL INFORMATION

     This Proxy Statement is accompanied by the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"). Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to the Company, Attention: Mr. Stanley E. Speer, 100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401.

                              By Order of the Board of Directors

Santa Monica, California
April 9, 2001


                                 APPENDIX A


                           AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cadiz Inc. (the "Company"), will have the oversight responsibility, authority and specific duties as described below.

                                ORGANIZATION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers ("NASD"). The Committee will meet a minimum of twice per year.

                              RESPONSIBILITIES

The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

                                  AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

                               SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

     * Obtain the approval of the full Board of this Charter, and review and reassess this Charter at least annually or as conditions dictate;

     * Review and recommend to the Board the Independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries;

     * Communicate clearly to the independent auditors that they are ultimately accountable to the Board and the Committee as the shareholders' representatives, and that the Board has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services;

     * Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review with the independent auditors their findings.

     * Review with the independent auditors the performance of the Company's financial and accounting personnel, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

     * Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies.

     * Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

     * Review the financial statements contained in the annual report to shareholders and other Securities and Exchange Commission ("SEC") filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservation of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

     * The independent auditors will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and such notification will be made prior to the related press release or, if not practicable, prior to filing the Form 10-Q.

     * Provide opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

     * Review accounting and financial human resources and succession planning within the Company.

     * Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

     * On an annual basis, obtain from the independent auditors, a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

     * Submit the minutes of all meetings of the Committee to, or discuss the matters discussed, at each committee meeting, with the Board of Directors.

     * Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     * Confirm in writing to the NASD annually or with respect to any changes on the Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

     * Disclose in the Company's Proxy Statement the names of each member of the Committee and such other information regarding the Committee as may be required by the SEC. The Charter will be included in the Proxy Statement every three years or when signficant amendments are made to it.



                                 PROXY CARD

                                 CADIZ INC.
     100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401


      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, as owner of shares of Common Stock of Cadiz Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders to be held on May 14, 2001 at 9:00 a.m. local time, at the Fairmont Miramar Hotel, Catalina Bungalow, located at 101 Wilshire Blvd., Santa Monica, California, and hereby further revokes all previous proxies and appoints Keith Brackpool and/or Stanley E. Speer as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified.

(01) Dwight W. Makins, (02) Keith Brackpool, (03) Anthony L. Coelho, (04) Murray H. Hutchison, (05) Mitt Parker, (06) Timothy J. Shaheen

  []      FOR ALL                      [] WITHHELD FOR ALL

(Instruction: To vote against any nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________

(2) Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal year 2001.

          [  ]  FOR         [  ]   AGAINST             [  ] ABSTAIN

(3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.


           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ON THE REVERSE SIDE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature________________Signature________________Date_____________, 2001

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.